Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-4 of Eagle Bancorp Montana, Inc. of our report dated December 10, 2021, relating to the consolidated financial statements of First Community Bancorp, Inc. for the year ended December 31, 2020, and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Spokane, Washington
December 10, 2021